UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2016 (January 8, 2016)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 8, 2016, Prospect Capital Corporation (the “Company”) held the continuation of its Annual Meeting of Stockholders at the Company’s offices at 10 East 40th Street, 42nd Floor, New York, New York 10016 (the “Annual Meeting”).  At the Annual Meeting, the Company’s common stockholders approved the second proposal found in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on September 10, 2015 (the “Proxy”).  The proposal is described in detail in the Proxy. As of September 10, 2015, the record date, 355,228,797 shares of common stock were eligible to vote, which included 6,560,763 shares owned by affiliates. The final voting results for Proposal 2 from the Annual Meeting were as follows:

Proposal 2.     The Company’s stockholders approved a proposal to authorize the Company, with the approval of its Board of Directors, to sell shares of its common stock (during the next 12 months) at a price or prices below the Company’s then current net asset value per share in one or more offerings subject to certain conditions described in detail in the Proxy (including that the number of shares sold on any given date does not exceed 25% of its outstanding common stock immediately prior to such sale), as set forth below:

For	Against	Abstained	Broker Non-Votes
163,962,721	71,195,369	5,231,333	-

The vote on the above proposal, adjusted for 6,560,763 affiliated shares, was as follows:

For	Against	Abstained	Broker Non-Votes
157,401,958	71,195,369	5,231,333	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Prospect Capital Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ John F. Barry III
Name: John F. Barry III
Title: Chief Executive Officer
Date:  January 8, 2016

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